UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

DYNAMIC VENTURES CORP.
(Exact name of registrant as specified in charter)

Delaware	333-163913	46-0521574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8776 East Shea Blvd. Suite B3A-615 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(480) 968-0207
Registrant’s telephone number

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Page - 1

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K/A contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K/A, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we will update such forward-looking statements to the extent required by law.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K/A. You should be aware that the occurrence of the events described in this Current Report on Form 8-K/A could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K/A to conform our statements to actual results or changed expectations.

Item 1.01                      Entry into a Material Definitive Agreement.

On August 2, 2010, Dynamic Ventures Corp. (the “Company”) and its controlling shareholders entered into a share exchange agreement (the "Share Exchange Agreement") with Bundled Builder Solutions Inc. (“Bundled Builder” or “BBSI”) and its shareholders whereby the Company obtained all of the issued and outstanding shares of Bundled Builder, in exchange for the issuance of 4,500,000 common shares of the Company. The transaction results in Bundled Builder becoming a wholly-owned subsidiary of the Company.

The “controlling shareholders” of the Company include DMEB Investments LLC, K4K Holdings Inc., and 21829251 Ontario Inc.  The Bundled Builder shareholders include Michael K Flynn, Hope Williams, Mark Summers, John Butler, Bill Swicegood, Randy DeWitte, Mark Smith, Bruce Berg, Dale Pfeiffer, Judd Evans, Harley Pariseau, 21829251 Ontario Inc., DMEB Investments L.L.C., and K4K Holdings, Inc.

The shares of common stock of the Company issued pursuant to the Share Exchange Agreement were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The foregoing summary description of the Share Exchange Agreement contains all material terms and conditions of such agreement. For further information regarding specific terms and conditions of the Share Exchange Agreement, this reference is made to such agreement, which was filed with the SEC on December 6, 2010 as exhibit 10.3 to our Current Report on Form 8-K and is incorporated herein by this reference.

Item 2.01        Completion of Acquisition or Disposition of Assets

Page - 2

The Share Exchange

The Share Exchange

As described in Item 1.01 above, on August 2, 2010, the Company and its controlling shareholders entered into the Share Exchange Agreement with Bundled Builder and the Bundled Builder shareholders.  Upon the closing of the share exchange, each of the Bundled Builder shareholders exchanged their respective shares of Bundled Builder for shares of the Company's capital stock.  As a result, 4,500,000 shares of the Company’s common stock were issued to Bundled Builder shareholders and Bundled Builder became a wholly-owned subsidiary of the Company.

The Company shareholders immediately preceding the share exchange held 5,500,000 common shares of the Company's capital stock before giving effect to the stock issuances in the share exchange.  2,500,000 of such shares constitute the Company's "public float" prior to the share exchange and will continue to represent the shares of our capital stock held for resale without further registration by the holders thereof until such time as the applicability of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), or other exemption from registration under the Securities Act permits sales of the shares issued to the Bundled Builder shareholders, or a registration statement has been declared effective with respect to such shares.

As a result of the share exchange, Bundled Builder became a wholly-owned subsidiary of the Company and the Bundled Builder shareholders hold approximately 45% of the Company's outstanding capital stock.

Prior to the closing of the share exchange, there were no options or warrants to purchase shares of capital stock of the Company or Bundled Builder outstanding and neither the Company nor Bundled Builder had adopted an equity incentive plan or otherwise reserved shares for issuance as incentive awards to officers, directors, employees and other qualified persons in the future.

The shares of the Company's capital stock issued to the Bundled Builder shareholders in connection with the share exchange were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and Bundled Builder or between the Company and any of Bundled Builder’s respective affiliates, directors, or officers, or any associates of its respective officers or directors, other than in respect of the Share Exchange Agreement.

Changes Resulting from the Share Exchange

The Company intends to carry on the business of Bundled Builder.  Bundled Builder was formed to provide construction services through the combination of trade contractors and management integrated into one organization.  The Company has relocated its executive offices to 8776 East Shea Blvd., Suite B3A-615, Scottsdale, Arizona, and its telephone number is (480) 968-0207.

Properties

The Company has relocated its executive offices to 8776 East Shea Blvd., Suite B3A-615, Scottsdale, Arizona, and its telephone number is (480) 968-0207.  The Company leased office space under an operating lease that expired in 2018 from Price Road Development LLC, which is owned by Dave Brown, a Director of the Company.  The terms of the lease required the Company to pay rent and executory costs (property taxes, maintenance, and insurance).  The lease was cancelled by Price Road Development LLC in December 2009.  The Company entered into a new office space lease with a non-affiliated entity which is only a month-to-month agreement.

Page - 3

Accounting Treatment; Change of Control

The share exchange is being accounted for as a "reverse acquisition," even though the Bundled Builder shareholders do not own a majority of the outstanding shares of the Company's capital stock immediately following the transaction.  However, the Board of Directors and management, after the exchange, are comprised of Bundled Builder’s management team.  Furthermore, the operations of Bundled Builder are the continuing operations of the Company, therefore, Bundled Builder is deemed to be the acquiror in the reverse acquisition. As the Company, the legal acquiror, is a non-operating shell, this "reverse acquisition" is considered to be a capital transaction in substance rather than a business combination.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the share exchange will be those of Bundled Builder and will be recorded at the historical cost basis of BBSI, and the consolidated financial statements after completion of the share exchange will include the assets and liabilities of the Company and Bundled Builder, historical operations of BBSI and operations of the Company from the closing date of the share exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of the Company capital stock pursuant to the share exchange, a change in control of the Company occurred on the date of the consummation of the transaction.  The Company will continue to be a "smaller reporting company," as defined under the Exchange Act, following the share exchange.

Information about the Company

We were incorporated in Delaware on December 22, 2008.  We initially intended to engage in the manufacturing and distribution of a non-powered toothbrush with longitudinal to lateral motion conversion.  However and as a result of the share exchange, the Company now intends to carry on the business of Bundled Builder as the primary business.

Description of Our New Business

Unless otherwise indicated, the following information relates specifically to the business and operations of Bundled Builder.

Bundled Builder was incorporated on August 29, 2008 under the laws of the state of Delaware.  Bundled Builder provides construction services through the combination of trade contractors and management integrated into one consolidated organization.  On March 31, 2010, Bundle Builder acquired Floor Art, LLC (“Floor Art") and Builder Design Center, LLC (“BDC”) in an asset purchase transaction.  These companies have common ownership and all significant intercompany accounts and transactions have been eliminated in presenting the consolidated results.  Floor Art has been an ongoing company for fifteen years and its primary business is focused on the interior finishes of a building such as installation of flooring and countertops.  BDC develops software for use by builders and designers.  Both subsidiaries have been in business for over five years.

Bundled Builder offers construction management services for the following three types of projects, which make up our current product line: a) construction of residential houses in Native American communities; b) use of structured insulated panels ("SIPS") for commercial buildings; and c) construction by “bundles” of related trade activities for both residential and commercial projects.

Regarding the first product, Bundled Builder provides construction management services to Native American communities in the Southwestern United States through a contract with a Native American owned company, Tribal Building Solutions, LLC, which began in September, 2009.  There is no common ownership between the Company and Tribal Building Solutions, LLC.  Currently, we provide construction management services primarily for residential homes within these Native American communities, but we anticipate expanding our services in the near future to include commercial buildings and projects.  The Native American product began in August of 2010 with the construction of six homes which are in their final stages of construction and are expected to be completed in January 2011.  Operating results from the Native American product did not begin until August of 2010.

Bundled Builder’s second product involves providing construction management services for the construction of “green” light commercial buildings using structured insulated panels ("SIPS").  Light commercial buildings by definition are buildings that have five stories or less. We offer this product throughout the United States only through Bundled Builders’ subsidiary, EZ Build Systems, LLC (“EZ Systems") which was formed in August of 2010.  SIPS are high performance building panels used in floors, walls and roofs that are extremely strong, energy efficient and cost effective.  The panels form the shell of the commercial building. As part of our services, we work with the engineer, architect and customer to design the most appropriate building shell based on the customer’s needs.  Then, we order the panels from the manufacturer, work with the supplier on receiving the panels, deliver the panels to the construction site and oversee installation of the SIPS by the general contractor.  Our focus for this product is on small hotels (five stories or less) and other businesses within the hospitality industry.  Currently, our only SIPS customer is the Bossier, LA hotel, a boutique hotel, which is in its final design stage and will begin construction at the beginning of March 2011.  The Bossier, LA hotel has not yet begun to generate revenues.

Page - 4

Our third product involves providing construction management services for “bundles” of related trade activities for both residential and commercial buildings.  Bundled building means combining several construction trade activities into one group based on interrelated functions and installation sequences.  Here, part of our services includes the actual construction of these bundles.  For example, Floor Art provides finishes for houses and commercial buildings including flooring, tile, counter tops, and bath surroundings.  Currently, Floor Art is our only trade bundle in operation.  Floor Art has been an ongoing business for fifteen years.

For the six months ended June 30, 2010, our revenues totaled $1,697,862 of which $1,691,862 (99.7%) was attributed to Floor Art and $6,000 (0.3%) was attributed to BDC.  For the nine months ended September 30, 2010, our revenues totaled $2,662,487, of which $2,263,869 (85.0%) was attributed to Floor Art, $9,000 (0.3%) was attributed to BDC and $389,618 (14.7%) was attributed to BBSI for the Native American housing product.  Our SIPS product has not yet begun to generate revenues.

Opportunity

The Company believes that current business models for project management and construction companies can be improved with a better system.  According to management, segregation of building activities by each trade causes scheduling delays and personnel inefficiencies and segregation of trade companies by commercial trades versus residential trades causes boom or bust cycles depending upon market conditions, since commercial and residential construction often run counter cyclical to each other.

The Company intends for BBSI’s business model to be a single source solution for projects.  For example, we develop bundles of related trade activities under one management to provide a better system.  Since all trades are working for the same company, we believe communications are improved and scheduling delays are reduced and that cross-training of personnel increases efficiencies among trade activities and reduces overall construction time.  Each bundle such as Floor Art can operate in both residential and commercial construction.  Each bundle is capable of doing remodels or new builds or construction.  We believe that this flexibility reduces market risk caused by different activity levels of different construction sectors.

BBSI provides construction management staffing for companies that wish to outsource activities previously performed by full time construction departments.  This applies to building companies who have reduced their staffs and developers who need projects built out.

BBSI also provides structured, insulated panels ("SIPS") for building shells on commercial projects.  In addition to shells, BBSI also partners with general contractors to provide complete build outs for commercial buildings.

Strategic Synergies

Our experience has shown that the combination of bundled trades with SIPS increases business in both commercial and residential contracting through several synergies:

•	BBSI becomes the general contractor on several build out projects using the SIPS system which allows the company to keep margins currently paid to outside contractors.
•	BBSI trade contractors can work on commercial and residential projects which we expect, based on past experience, to add additional profit which was previously paid to outside trade contractors.

•
BBSI can use the SIPS system on housing projects.  We feel that combining the SIPS system with BBSI will allow housing projects to be built in more remote areas which serves the Native American market. Many Native American communities are located in remote areas without ready access to contractors.  By delivering ready to install manufactured SIPS panels to the construction site, more of the finished home can be delivered to the site, the home can be built faster and in less time, and there is less need for trades to be onsite to construct the building.  Since many construction trades would have to be paying for out of town costs to build in these areas, the reduced amount of construction time reduces the overall costs and makes the building costs more feasible.

•	We believe that using one central corporate support team allows the BBSI and SIPS marketing teams to focus attention on sales and results in significantly higher sales prospects.

Page - 5

SIPS Panel Systems

BBSI’s management team has several years of experience in commercial construction. Based on our experience, the primary marketing advantage of SIPS is reduced construction time combined with “green” energy efficient materials at comparable costs of conventional building.  We believe combining this experience with SIPS sales allows BBSI to become a preferred build out contractor for developers using the SIPS system.  SIPS are eco-friendly, recyclable building products that offer high energy efficiency and less waste.  All of the commercial buildings that we design under the SIPS system are designed to be certified under the Leadership in Energy & Environmental Design (“LEED”) system.  LEED is an internationally recognized “green” building certification system that provides a set of standards for the environmentally sustainable design, construction and operation of buildings and neighborhoods.

BBSI Native American Housing

BBSI has an ongoing agreement with Tribal Building Solutions ("TBS") to manage construction in Native American communities.  TBS, which is partially owned by Native Americans, procures construction contracts with tribes.  BBSI provides project management services including design, construction, land development and training of local labor.  Fees for BBSI are estimated to range from 5% to 10% of construction costs.

Further, BBSI’s construction management services help conserve energy in these Native American homes which are located in inclement winter weather areas.  The Native American homes are built with metal roofs and insulated with icynene which is a high-powered renewable-based material made from castor oil which insulates the home, prevents snow buildup and increases the energy efficiency of the house.

Currently, BBSI is managing a housing project and a commercial building project on the Jicarilla Nation in New Mexico, which began in 2010.  BBSI has completed a pilot project of five houses.  This project was completed under budget and under schedule in the harsh winter months in northern New Mexico.  The Jicarilla are very satisfied with the TBS/BBSI relationship and have indicated future projects will be awarded based on this established relationship.

We believe that teaming up with TBS gives BBSI a Native American entrée to a significant housing market that has always been underserved.  There are dozens of tribes in the Southwest in need of 25 to 75 houses per year.  Traditional building by local labor, in our experience, is too slow and involves too many quality control issues, and attempts to have non-Native American builders construct houses has been inconsistent due to communication problems.  TBS and BBSI combine to provide an experienced homebuilder with Native American connections.

Additionally, we believe that this market has the following distinct advantages over building housing in traditional markets:

•	Tribes are the only clients for each community which eliminates usual buyer risks like mortgage qualifications, cancellations, and specs.
•	Little or no cash is required as building funds are pre-committed by tribes.

•	Pent up demand for housing is strong.

As BBSI develops or acquires trades for the bundled builder solutions, we believe it can provide direct construction and SIPS shells as well as project management for these projects.  In turn, we believe that this will create synergies and increase the number of profit generators from each project as well as economies of scale which spread overhead.

Page - 6

Bundled Builder Solutions

Bundled building means combining several construction trade activities into one group based on interrelated functions and installation sequences.  For example, a foundation bundle consists of final lot grading, utility connections, concrete slab, and plumbing, since this forms the proper foundation of a house.  We do not currently operate foundation bundles; we presently operate only one bundle, Floor Art.

We believe that the benefits to users of bundled systems are:

•	Lower overhead because builders typically only contract with 5 or 6 trade centers instead of as many as 35 separate companies.
•	Better scheduling because related trade activities are typically under only one supervisor.

•
Higher returns on banks’ Real Estate Owned property as they can now finish partially built units, build new units on lots without having to discount them to builders, add costs that normally would have gone to builder’s overhead and profit back to the value of their property.

We believe that the benefits for BBSI are:

·	Increased market penetration as each successfully engaged bundle can lead to the user engaging additional bundled activities.

•	Increased market share as lenders and other non-builder land owners can have product completed on their property.

•	Higher personnel efficiencies as employees are cross trained in each function within the bundle.
•	Increased synergies as bundled activities can be used in both commercial and residential projects.

•	Market resiliency as bundles can be shifted from weak market segments to growing market segments.
•	Increased profits as mark ups on several trade activities are accumulated while overhead costs are spread by economies of scale.

•	Bundled businesses will continue current operations in addition to new bundled business which adds a continuing revenue and profit streams.

BBSI already has one trade bundle in operation, Floor Art, to install flooring and surfaces on single family homes.  As residential construction increases over the next three years, BBSI intends to acquire trades or develop trades in house to establish additional bundles for the construction process in both residential and commercial construction.

Conclusion

BBSI’s bundled builder approach including the SIPS panel system address weaknesses in the construction industry with a new construction management approach.  Based on our experience, we expect that the combination will allow BBSI to:

•	generate market share
•	increase scheduling efficiencies

•	increase market flexibility
•	generate profits from multiple profit centers during the construction process.

Page - 7

Industry and Market Data

The U.S. non-residential construction industry, according to McGraw Hill Construction, is a $200 billion industry.  “Total non-residential industry sales in the United States were $208 Billion in 2008 and $144 Billion in 2009.  (McGraw Hill Construction Forecasts & Trends Robert Murray Monthly Report January 2010, available at http://southwest.construction.com/features/2010/0101_Forecast2010-1.asp). This includes commercial buildings, healthcare facilities, public buildings, transportation terminals, stores, hotels, offices, educational facilities, religious institutions, amusement facilities and warehouses.  Within this industry, EZ-Systems focuses on the “Green” Light Commercial Construction market.  A light commercial building by definition is any commercial building that is 5 stories or less. This market (according to NAHB’s National Commercial Builders Council; Appendix A) is a $50 billion a year industry.  (Nation’s Building News Online for October 16, 2006; available at http://www.nbnnews.com/NBN/issues/2006-10-16/Commercial/index.html).

BBSI’s construction management services focus on the construction of “green” light commercial buildings using structured insulated panels ("SIPS").  BBSI provides this product throughout the United States only through Bundled Builders’ subsidiary, EZ Build Systems, LLC (“EZ Systems").  The "green" light commercial building segment of the industry in which EZ-Systems operates is growing rapidly.  It is estimated that by 2015, Green buildings will make up about half of the non-residential building stock, up from about 15% (according to Good Energies Inc. article by Sari Krieger cited in Venture Capital Dispatch, January 6, 2010; available at http://blogs.wsj.com/venturecapital/2010/01/06/half-of-non-residential-buildings-will-be-green-by-2015-study/).

According to a May 28, 2009 news release by Structural Insulated Panel Association (“SIPA”), the SIPS industry has only captured a small percentage of the overall market (1% of total construction market) including residential and only 1500 commercial buildings were built in 2008 using SIPS.  Further, commercial SIPS account for 32% of all SIPS construction. (SIPA news release available at http://www.sips.org/content/news/index.cfm?PageId=281).

Information at the Native American Procurement conference held in August of 2010, states that the Navajo Nation has $215M development plan over the next five years.  The Jicarilla Apache Nation has a five year development plan totaling $130M.  More information about the August 2010 Native American Procurement Conference is available at http://www.ncaied.org/event-napc.php.)

The foregoing information regarding industry and market data is current as of the date indicated and is widely available to the public.  The Company is not funded or affiliated with any of the sources cited herein.

Employees

BBSI has ten full time employees.

Corporate Offices

The Company is located at 8776 East Shea Blvd., Suite B3A-615, Scottsdale, Arizona.

Competition

The competition in the construction management services industry is very high.  We are one of thousands of companies competing in this industry across the United States.  The Company is based in Scottsdale, Arizona, where competition is also very high.  We are in direct competition with other construction management companies as all of BBSI’s projects are obtained through a proposal and bid process.  We believe that our success depends in large part upon our ability to bring a broader solution to the construction management process.  Our business is different from our competitors because we work with our customers from the beginning stages of designing the project and assisting our customers with obtaining financing through the later stages of engineering the project, developing the construction site and overseeing the building construction.  Our new approach to construction management offers a more complete solution to meet our customers’ needs and makes us more than just a construction company.  Further, we strive to provide our services in the most cost efficient and energy saving ways.

Page - 8

Raw Materials and Suppliers

The Company obtains all of its raw materials through sub-contractors who contract with various manufacturers, lumberyards, etc. across the United States.  Raw materials for our “bundles” and Native American housing products are in ready supply.  On the contrary, suppliers of SIPS panels within the U.S. are limited.  Our principal suppliers of SIPS panels include: Insulspan, located in Delta, British Columbia and Blissfield, Michigan; Premier Building Systems, located in Phoenix, Arizona and Fife, Washington; and SIPs Team USA based in Bainbridge, Georgia.

Customers

Floor Art, the Company’s only operating “bundle”, has four major customers.  These four customers accounted for 77% of the Company’s revenues for the year ended December 31, 2009.  Currently, we have only one Native American housing customer, Tribal Building Solutions, LLC, and only one SIPS customer, the Bossier, LA hotel.  Although we have a limited number of customers, we do not believe that the loss of any one customer would be detrimental to our business because we have expanded our operations to include our three products, the Native American housing, SIPS and “bundles” of trade activities.  By expanding our operations, we have expanded our customer base and have thereby mitigated the risk of losing any one of our current customers.

Government Regulation and Environmental Matters

The Company is subject to various federal, state, and local laws regulating the construction industry and compliance with environmental standards.  Specifically, the Company is subject to Title 32 of the Arizona Revised Statutes (“ARS”), Chapter 10, the Professions and Occupations Code, and Title 49 of the ARS pertaining to environmental safety and protection.  Further, the Company is subject to  government  laws and  regulations  governing  health,  safety, working conditions,  employee relations, wrongful termination,  wages, taxes and other  matters  applicable  to  businesses  in general.  The Company’s services and products are currently not subject to government approval.  The costs of compliance with these laws are built in with the construction costs.  Although significant capital expenditures may be required in the future to comply with such laws and regulations, to date, such compliance costs have not had a material adverse effect on the earnings or competitive position of the Company. In addition, the Company’s operations may be vulnerable to risks arising from the numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.

Risk Factors

Our business and an investment in our securities are subject to a variety of risks.  The following risk factors describe all material events, facts or circumstances that we believe could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan, and the market price for our securities.  Many of these events are outside of our control.

Risks Related to Our Business

The continuation or intensification of the recent economic downturn and limitations on the availability of financing may adversely impact our business, the businesses of our customers and our potential sources of capital financing.

Our SIPS panel system is marketed to owners developing commercial projects.  Most of these projects rely on bank financing.  Any curtailment in the availability of financing to our commercial customers could reduce or delay the number of projects built.  Our Bundled Builder solution is marketed to land owners, homebuilders, and banks with real estate owned property.  The growth of our business with these customers could be limited by their ability to obtain project financing.

Non-performance by our suppliers may adversely affect our operations by delaying deliveries, which may negatively affect demand, sales and profitability.

We purchase SIPS panels from suppliers throughout the United States. We would be materially and adversely affected by the failure of our suppliers to perform as expected. We could experience delivery delays or failures caused by production issues or delivery of non-conforming products if our suppliers failed to perform, and we also face these risks in the event any of our suppliers becomes insolvent or bankrupt.

Page - 9

We may become subject to product liability or warranty claims against us due to potential defects in our products which could harm our business and operating results.

We may become liable for any damage caused by our products, whether used in the manner intended or not.  Any such claim of liability, whether meritorious or not, could be time-consuming and/or result in costly litigation. Although we maintain general and product liability insurance and provide warranty reserves, our insurance may not cover potential claims and may not be adequate to indemnify for liabilities that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage would adversely affect our financial condition and liquidity.

Because our Native American Housing revenues come from only one customer, the loss of this customer could have a material adverse effect on our business and profitability.

The revenues we currently generate from our Native American housing product come from only one customer.  This exposes us to risks of substantial losses if we lose this customer or are unable to sufficiently expand our Native American customer base to minimize the impact of this customer.  Loss of this customer could have a material adverse effect on our business and profitability and there is no guarantee that a replacement customer would be established to help the Company continue its Native American housing product.

Risks Related to the Shares

The market price of our securities may be volatile, which could cause the value of your investment to decline.

Many factors could cause the market price of our securities to rise and fall, including the following:

•	variations in our or our competitors’ actual or anticipated operating results;
•	variations in our or our competitors’ growth rates;

•	recruitment or departure of key personnel;
•	changes in the estimates of our operating performance or changes in recommendations by any securities analyst that follows our stock; or

•	substantial sales of our securities;

Market volatility, as well as general economic, market or potential conditions, could reduce the market price of our securities in spite of our operating performance.

There is currently no liquid trading market for the Company’s Common Stock and the Company cannot ensure that one will ever develop or be sustained.

The Company’s Common Stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol DYNV.OB.  Although our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”), we cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common stock has historically been sporadically traded on the OTCBB, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on our stock price. We cannot provide assurances that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

Page - 10

Furthermore, for companies whose securities are quoted on the Over-The-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority (the “OTCBB”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital. As a result, purchasers of the Company’s Common Stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

Future sales of shares of our securities by our shareholders could cause our stock price to decline.

We cannot predict the effect, if any, that market sales of shares of our securities or the availability of shares of securities for sale will have on the market price prevailing from time to time.  If our shareholders sell substantial amounts of our securities in the public market upon the effectiveness of a registration statement, or upon the expiration of any holding period under Rule 144, such sales could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our securities could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of securities issued in the share exchange will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act and the sale of such shares could have a negative impact on the price of our securities.

Management's Discussion and Analysis of Financial Condition
And Results Of Operations

Company Overview

The Company was incorporated in Delaware on December 22, 2008.  We initially intended to engage in the manufacturing and distribution of a non-powered toothbrush with longitudinal to lateral motion conversion.  However, and as a result of, the share exchange, the Company intends to carry on the business of Bundled Builder as the primary business.

On August 2, 2010, the Company and its controlling shareholders entered into the Share Exchange Agreement with Bundled Builder and the Bundled Builder shareholders.  Upon the closing of the share exchange, each of the Bundled Builder shareholders exchanged their respective shares of Bundled Builder for shares of the Company's capital stock.  As a result, 4,500,000 shares of the Company’s common stock were issued to Bundled Builder shareholders and Bundled Builder became a wholly-owned subsidiary of the Company.

Bundled Builder was incorporated on August 29, 2008 under the laws of the state of Delaware.  Bundled Builder provides construction services through the combination of trade contractors and management integrated into one consolidated organization.  On March 31, 2010, Bundle Builder acquired Floor Art, LLC (“Floor Art") and Builder Design Center, LLC (“BDC”) in an asset purchase transaction. These companies have common ownership and all significant intercompany accounts and transactions have been eliminated in presenting the consolidated results.  Floor Art has been an ongoing company for fifteen years and its primary business is focused on the interior finishes of a building such as installation of flooring and countertops.  BDC develops software for use by builders and designers.  Both subsidiaries have been in business for over five years.

Bundled Builder offers construction management services for the following three types of projects, which make up our current product line: a) construction of residential houses in Native American communities; b) use of structured insulated panels ("SIPS") for commercial buildings; and c) construction by “bundles” of related trade activities for both residential and commercial projects.

Page - 11

Regarding the first product, Bundled Builder provides construction management services to Native American communities in the Southwestern United States through a contract with a Native American owned company, Tribal Building Solutions, LLC, which began in September, 2009.  There is no common ownership between the Company and Tribal Building Solutions, LLC.  Currently, we provide construction management services primarily for residential homes within these Native American communities, but we anticipate expanding our services in the near future to include commercial buildings and projects.  The Native American product began in August of 2010 with the construction of six homes which are in their final stages of construction and are expected to be completed in January 2011.  Operating results from the Native American product did not begin until August of 2010.

Bundled Builder’s second product involves providing construction management services for the construction of “green” light commercial buildings using structured insulated panels ("SIPS").  Light commercial buildings by definition are buildings that have five stories or less. We offer this product throughout the United States only through Bundled Builders’ subsidiary, EZ Build Systems, LLC (“EZ Systems") which was formed in August of 2010.  SIPS are high performance building panels used in floors, walls and roofs that are extremely strong, energy efficient and cost effective.  The panels form the shell of the commercial building. As part of our services, we work with the engineer, architect and customer to design the most appropriate building shell based on the customer’s needs.  Then, we order the panels from the manufacturer, work with the supplier on receiving the panels, deliver the panels to the construction site and oversee installation of the SIPS by the general contractor.  Our focus for this product is on small hotels (five stories or less) and other businesses within the hospitality industry.  Currently, our only SIPS customer is the Bossier, LA hotel, a boutique hotel, which is in its final design stage and will begin construction at the beginning of March 2011.  The Bossier, LA hotel has not yet begun to generate revenues.

Our third product involves providing construction management services for “bundles” of related trade activities for both residential and commercial buildings.  Bundled building means combining several construction trade activities into one group based on interrelated functions and installation sequences.  Here, part of our services includes the actual construction of these bundles.  For example, Floor Art provides finishes for houses and commercial buildings including flooring, tile, counter tops, and bath surroundings.  Currently, Floor Art is our only trade bundle in operation.  Floor Art has been an ongoing business for fifteen years.

In 2007, Floor Art received a silver National Homebuilders Association quality award for excellence, one of only two silvers awarded that year.  Floor Art is the smallest firm to ever receive this recognition.  In its third year of operation, Floor Art doubled revenues through an acquisition strategy.  Subsequent acquisitions have given Floor Art an estimated 10%-15% increase in revenues, and introduction into the commercial market, and another anticipated increase of 50% in future revenues.  This anticipated increase of 50% is based on anticipated future projects including a Native American 60-unit apartment complex and a build-out of a 67-unit single-family project at Estrella Mountain Park Ranch.  It is expected that Floor Art will provide the interior installs for the Native American project at $5,000 per unit and will provide the interior installs for the Estrella project at $15,000 per unit for a total of $1,305,000.  Floor Art’s acquisitions, increase in revenues and introduction into the commercial market have allowed the business to move forward, despite tight economic conditions, and to build upon its reputation for quality and innovative management.

Floor Art, the Company’s only operating “bundle”, has four major customers.  These four customers accounted for 77% of the Company’s revenues for the year ended December 31, 2009.  Currently, we have only one Native American housing customer, Tribal Building Solutions, LLC, and only one SIPS customer, the Bossier, LA hotel.  Although we have a limited number of customers, we do not believe that the loss of any one customer would be detrimental to our business because we have expanded our operations to include our three products, the Native American housing, SIPS and “bundles” of trade activities.  By expanding our operations, we have expanded our customer base and have thereby mitigated the risk of losing any one of our current customers.

For the six months ended June 30, 2010, our revenues totaled $1,697,862 of which $1,691,862 (99.7%) was attributed to Floor Art and $6,000 (0.3%) was attributed to BDC.  For the nine months ended September 30, 2010, our revenues totaled $2,662,487, of which $2,263,869 (85.0%) was attributed to Floor Art, $9,000 (0.3%) was attributed to BDC and $389,618 (14.7%) was attributed to BBSI for the Native American housing product.  Our SIPS product has not yet begun to generate revenues.

Operating Results for Six Months Ended June 30, 2010 versus June 30, 2009.

The operating results are compared for operations of Bundled Builder since prior to the Share Exchange Agreement, Dynamic was a development stage company with no operations.  Dynamic had expenses of $2,018 and $25,788 for the six months ended June 30, 2009 and 2010, respectively.

After the Share Exchange Agreement, Bundled Builder became the primary operating company.

For the six months ended June 30, 2010 Bundled Builder had sales of $1,697,852: Floor Art $1,691,852, BDC $6,000, gross margin of $398,371 (23%): Floor Art $392,371, BDC $6,000, expenses of $337,977: Floor Art $328,629, BDC $9,348 and net income of $60,394.

Results for the comparable six months ended June 30, 2009, were sales of $1,368,963: Floor Art $1,336,174, BDC $32,789, gross margin of $339,501 (25%) :  Floor Art $306,712, BDC $32,789, expenses of $681,788: Floor Art $616,501, BDC $65,272 and a net loss of $342,277.

For the first six months, sales increased in Floor Art in 2010 over 2009, due to a push by homebuilders at the end of 2009 to take advantage of the Federal tax credit.  This year end push overflowed into the first half of 2010.  Sales decreased for BDC in the same period due to a reduction in the number of homebuilders using the BDC software.  Margins for Floor Art remained constant over the two periods, however, expenses for Floor Art and BDC were reduced considerably in 2010, reversing the 2009 loss and making a profit of $60,394 for the period.  Expense reductions were the result of reduced payroll and reduced occupancy costs as Bundled Builder relocated to more efficient office space.

Page - 12

Operating Results for Year December 31, 2009 versus December 31, 2008.

The operating results are compared for operations of Bundled Builder since prior to the Share Exchange Agreement, Dynamic was a development stage company with no operations.  Dynamic had expenses of $33,347 and $nil for the years ended December 31, 2009 and 2008, respectively.

After the Share Exchange Agreement, Bundled Builder became the primary operating company.

For the year ended December 31, 2009 Bundled Builder had sales of $3,570,550: Floor Art $3,496,636, BDC $73,914; gross margin of $862,509 (24%): Floor Art $788,595, BDC $73,914; expenses of $1,188,821: Floor Art $1,173,702, BDC $15,119; and a net loss of $326,312.  Floor Art had a loss of $385,107 and BDC had a net income of $58,795.

Results for the comparable year ended December 31, 2008, were sales of $5,977,108: Floor Art $5,826,845, BDC $150,263; gross margin of $1,715,110 (29%): Floor Art $1,682,481, BDC $32,629; expenses of $2,180,817: Floor Art $1,779,526, BDC $401,291; and a net loss of $465,707:  Floor Art $97,045, BDC $368,662.

Both Floor Art and BDC are focused in the homebuilding market and these results and changes from 2009 to 2010 in sales and gross profits are due to the decline in the homebuilding market for this time period.

Sales decreased in 2009 over 2008 due to the significant decline in the new homebuilding market.   Margins declined in 2009 versus 2008 due to pricing pressures that evolve during a declining market.  BDC had a cost of revenues for software development in 2008 of $117,634 which resulted in a gross margin of $32,649.  There was no software development in 2009 which is why BDC gross margin is equal to sales.  Expenses were reduced $991,996 in 2009 from 2008. Reductions were the result of reduced payroll due to reduced sales activity. Also, BDC had a reduction in interest expense from 2008 to 2009 of $189,272 due to debt reduction at the end of 2008.

Cash increased in 2009 by $60,881 as a result of cash used by operating activities of $30,943, cash used in investing activities of $3,176, and cash provided by financing activities of $95,000.  The 2009 net loss of $326,312 was offset by non-cash items included in the loss of $130,267 and reductions in accounts receivable and contracts in process due to the decline in business volume discussed above.

Page - 13

Cash decreased in 2008 by $306,360 as a result of cash used by operating activities of $400,590, cash used in investing activities of $110,070,primarily for the acquisition of a flooring company, and cash provided by financing activities of $204,300, due to the forgiveness of debt by a related party.   The 2008 net loss of $465,707 was reduced by non-cash items included in the loss of $212,322.  Cash used to fund the loss was $253,385.  Additional cash used by operations was for the increase in accounts receivable of $142,000 due to slower payment cycles from homebuilder clients due to the slowing homebuilding market discussed above.

Liquidity and Capital Resources

Cash decreased for the six months ended June 30, 2010 by $127,901 as a result of cash used by operating activities of $27,904, cash used in investing activities of $150,000, and cash provided by financing activities of $50,000.  The 2010 net income of $60,394 was offset by increases in accounts receivable and contracts in process due to increase in sales discussed above.

Cash decreased for the period ending June 30, 2010 by $127,901 versus a decrease of $41,638 for the period ending June 30, 2009. Cash generated from income for the period ending June 30, 2010, was offset by uses of cash for increases in accounts receivable and contracts in process.  These increases were due to the increase in sales for the first half of 2010 discussed above.  Cash used due to the operating loss of $375,238 for the six months ended June 30, 2009, was offset by sources of cash from decreases in accounts receivable and increases in accounts payable.

Cash decreased for the six months ended June 30, 2009 by $41,638 as a result of cash used by operating activities of $123,262 offset by cash provided by financing activities of $81,623.  The six months net loss of $342,277 was reduced by decreases in accounts receivable, increases in accounts payable, and cash provided by financing activities.

Our balance sheet as of September 30, 2010 reflects cash in the amount of $240,416.  Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.  The net loss for the nine months ended September 30, 2010 amounted to $47,528.

We expect to require a total of approximately $1,000,000 to fully carry out our business plan over the next twelve months beginning December 2010 as set out in this table:

Description	Estimated Expense
Marketing our services	$200,000
Payment of accounts payable and accrued liabilities	$100,000
General and administrative expenses	$550,000
Professional fees	$100,000
Investor relations expenses	$50,000
Total	$1,000,000

We intend to meet our cash requirements for the next 12 months through operations and external sources: a combination of debt financing and equity financing through private placements.  We are currently not in good short-term financial standing.  We will not have enough positive internal operating cash flow until we can generate substantial revenues, which may take the next year to fully realize.  There is no assurance we will achieve profitable operations.  We have historically financed our operations primarily by cash flows generated through operations and cash infusions from officers and outside investors in exchange for debt and/or common stock.

At this time we do not have any commitments from any broker-dealer to provide us with financing.  There is no guarantee that we will be successful in raising any capital.  There can be no assurance that we will be able to raise these funds on terms acceptable to us, if at all.

The Company entered into a line of credit on February 26, 2009 for $300,000 at an interest rate of Prime plus 1.5%. Maturity date of line of credit is February 26, 2010.  This line of credit has not been renewed.  As of December 31, 2009, the balance on the line of credit was $0.

Page - 14

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Security Ownership of Certain Beneficial Owners and Management

Class	Name and Address	Amount and Nature of Ownership	Percent of Class

Common Stock	Al Cain, Director 455 Seaman St. 2nd Floor Stoney Creek, ON L8E 2R2	15,000,000(1)	30%

Common Stock	David C. Brown, Director, Executive Vice President8776 E Shea Blvd. Suite B3A – 615 Scottsdale, AZ 85260	13,972,500(2)	28%

Common Stock	Paul Kalkbrenner, Director, CEO7519 N 12th Ave. Phoenix, AZ 85021	5,568,750(3)	11%

Common Stock	Mark C. Summers, CFO 1407 E. Commodore Pl. Tempe, AZ 85283	450,000	0.9%

TOTALS		6,998,250	69.9%
All Officers and Directors as a Group (total of 4)		6,998,250	69.9%

(1)  Shares are held by Al Cain through 21829251 Ontario Inc.
(2)  Shares are held by David C. Brown through DMEB Investments LLC.
(3)  Shares are held by Paul Kalkbrenner through K4K Holdings Inc.

Description of Securities

The following discussion provides the material terms of the Registrant’s authorized capital stock and is qualified in its entirety by the provisions of the Registrant’s Certificate of Incorporation, which has been filed with the Securities & Exchange Commission (“SEC”) on December 22, 2009 as part of our Registration Statement on Form S-1.

Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.0001 par value, of which, as of September 30, 2010, 50,000,000 (originally 10,000,000 shares adjusted for a 5:1 stock split) shares are issued and outstanding.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock do not have cumulative voting rights.  Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.  Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Page - 15

Our Preferred Stock

 We are not authorized to issue shares of preferred stock.

Market for Common Equity and Related Shareholder Matters

Our securities are listed for trading on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (“OTC Bulletin Board”) as DYNV. However, on or about November 26, 2010, due to our inability to timely file our Form 10-Q for the quarter ended September 30, 2010, our symbol temporally was changed to DYNVE.OB. The "E" was removed from our symbol on December 7, 2010.

The Company declared a 5:1 stock dividend on October 14, 2010 to stockholders of record on November 9, 2010.  As a result, the outstanding shares of the Company have been restated from 4,500,000 to 22,500,000 similar to a stock split.

The following table sets forth the high and low bid prices for our Common Stock per quarter as reported by the OTCBB since we began trading June 10, 2010 based on our fiscal year end December 31. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2010 – High	---	---	$4.05	$4.05
2010 – Low	---	---	$4.05	$0.40
2011 – High	---*	---	---	---
2011 – Low	---*	---	---	---

* First Quarter reflects trading price through January 7, 2011.

Holders

As of November 9, 2010, there were 50,000,000 (originally 10,000,000 shares adjusted for a 5:1 stock split) shares of common stock issued and outstanding, which were held by 16 stockholders of record.

Dividend Policy

The Company declared a 5:1 stock dividend on October 14, 2010 to stockholders of record on November 9, 2010.  The issuance date for each share issued as a stock dividend will be deemed to be the same as the issuance date of their counterpart shares in respect of which they were issued.  Likewise, the shares issued as a stock dividend will carry the same restrictions as to trading, if any, as their counterpart shares in respect of which they were issued. After the stock split there will be 50,000,000 shares issued and outstanding. All per share amounts have been restated in this 8-K/A to reflect stock for the dividends.

Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We currently have no equity compensation plans.

Certain Relationships and Related Transactions

Dave Brown, a director and officer of the Company, was the majority owner of Floor Art, LLC and Builder Design Center, LLC at December 31, 2009.  As of December 31, 2009, he had loaned Floor Art, LLC and Builder Design Center, LLC $544,700.  The loans were due December 31, 2018 and bear interest at 3%.  Accrued interest incurred was $248,507.  As of December 31, 2009, he has forgiven the entire amount due, which is reflected as a capital contribution.  On March 31, 2010, the Company acquired all of Dave Brown’s interest in Floor Art, LLC and Builder Design Center, LLC from Dave Brown in a transaction with a total dollar value of $747,774.  As a result of this acquisition, the Company owes Dave Brown $150,409 for assets acquired in excess of liabilities assumed and $152,888 for cash advanced to the Company.  The balance due as of June 30, 2010 of $303,297.  The balance due as of September 30, 2010 is $283,547.

Page - 16

The Company leased office space under an operating lease expiring in 2018 from a related entity, Price Road Development LLC, which is owned by Dave Brown, a Director of the Company.  The terms of the lease required the Company to pay rent and executory costs (property taxes, maintenance, and insurance).  The total amount of rent and executory costs paid to the related party was $143,000 for the year ended December 31, 2009.  The lease was cancelled by Price Road Development LLC, in December 2009.  The Company entered into a new office space lease with a non-affiliated entity which is only a month-to-month agreement.

In August of 2010, the Company hired JENAL Consulting, Inc. to provide the company with marketing of the SIPS panel construction system.  The owner of JENAL is Jennifer Southam, the wife of Al Cain, a director of the Company.  The Company has paid JENAL a total of $21,332 as of September 30, 2010.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer, or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The company’s property is not the subject of any pending legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the names and ages of our current directors and executive officers and such positions with the Company held by them and the date they became a director or executive officer. Our Board of Directors appoints our executive officers. Our directors shall serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, or director nominees.

Name	Age	Position	Date of Appointment
Paul Kalkbrenner	59	CEO and Director	August 2, 2010
David C. Brown	45	COO, Secretary and Director	August 2, 2010
Al Cain	60	Director	August 2, 2010
Mark Summers	63	CFO and Treasurer	August 2, 2010

Paul Kalkbrenner, CEO, Director

Paul has over 30 years of leadership experience in the new home construction industry and a demonstrated record of success as an entrepreneur.  He was founder and President/CEO of Execution, Inc. a company focused on effective jobsite organization and communication.  The company makes a difference through the practical application of quality assurance principles.  Prior to starting his own firm, Kalkbrenner was a partner in Integrated Stucco, LLC.  He grew the company to over $52 million in sales within the first six months of opening the doors.  As personnel increased from 24 to over 700 craftsmen, an offer to purchase the company was accepted and Paul took the position of Executive Vice President/ General Manager for the subsequent 12 month transition period.  Before forming Integrated Stucco, Paul served as the Vice President of Construction for Shea Homes Arizona, one of the largest builders in Phoenix.  He joined Shea in 1992 as a superintendent and moved into the position of Trade and Training Advisor in 1994.  He was promoted to Vice President of Construction in 1999.  Under his leadership through 2004, Shea built over 7,800 homes producing revenues close to $2 billion.  The capstone of his career at Shea was his role in helping execute the smooth integration process when Shea acquired UDC Homes in the late 1990’s.  Mr. Kalkbrenner’s prior leadership roles, proven sales records and years of experience in the construction industry led the Company to appoint Mr. Kalkbrenner as CEO and Director.

Page - 17

David C. Brown, COO, Director

Mr. David C. Brown is COO and Founder of Dave Brown Development.  He has over twenty years of experience in the housing industry.  He launched and ran several entrepreneurial ventures.  Coming from the family of a well respected Phoenix production builder, Dave grew up actively involved in the business.  After receiving a B.A. in Business Administration from Loyola Marymount University in Los Angeles, CA, Dave joined the family business and spent the next five years building his construction knowledge.  During his tenure there, he expanded the company’s Design Center operation, achieving a 50% increase in net profit.  In 1994, he founded Floor Art, a flooring installation and product reseller.  In 2007, Floor Art received a silver National Homebuilders Association quality award for excellence, one of only two silvers awarded that year.  Floor Art is the smallest firm to ever receive this recognition.  In its third year of operation, Floor Art doubled revenues through an acquisition strategy.  Subsequent acquisitions have given Floor Art an estimated 10%-15% increase in revenues, and introduction into the commercial market, and another anticipated increase of 50% in future revenues.  Other entrepreneurial ventures for Dave include a software development company providing solutions to production homebuilders and the construction industry.  His newest venture is the formation of a publishing company that creates magazines and online resources focusing on the builder design center business.  The Company determined that Mr. Brown should serve as COO and Director because of his personal involvement with Floor Art since 1994 coupled with his extensive knowledge of the construction industry.

Al Cain, Director

Mr. Cain founded EZ-Build Systems, Inc. in 2001 and has been key in orchestrating growth by building critical relationships with customers and vendors to assure the Company’s continued viability.  Before joining EZ-Build, Mr. Cain worked in the financial services industry as a regional manager and had success in growing his own financial services business through the development of a strong team and customer portfolio.  He has an entrepreneurial background in the manufacturing and retail fields that focused on finishing products for the residential market.  Prior to that, Mr. Cain started a landscape maintenance and construction company that became one of the largest landscaping companies in Southern Ontario over a 14 year period.  Mr. Cain has an Industrial Engineer background from Mohawk College and Ryerson Polytech University along with a Graphic Arts and Printing background from Hallmark Cards and Rochester Institute of Technology.  Mr. Cain was appointed as a Director of the Company due to his success with EZ-Build Systems, Inc., background in finance and customer relations skills.

Mark Summers, CFO

Mark Summers has over 35 years of financial management and operations management experienced in the homebuilding industry.  At Knoell Homes he served as executive vice president and CFO over the course of 16 years.  During the last seven years at Knoell he served as both CFO and COO.  He also negotiated and implemented the sale of Knoell Homes to Shea Homes in 1989.  Summers joined the team at Shea Homes as an executive vice president and developed the strategic plan for Shea’s successful entry into the Phoenix market.  In his most recent position, he served s COO and CFO for Zacher Homes.  In this role he hired and managed the team that moved the firm from $8 million in sales to $95 million.  Along with receiving his MBA from Arizona State University in 1993, Mr. Summers has taught coursed in business management of homebuilding companies at ASU and the Central Arizona Homebuilders Association.  In light of Mr. Summers’ prior executive positions and management experience in the construction industry, Mr. Summers was appointed as CFO of the Company.

Family Relationships

There are no family relationships among our directors or officers.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCBB on which shares of Common Stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  According to the NASDAQ definition, Paul Kalkbrenner and David C. Brown are not independent directors because they are executive officers of the Company.  Al Cain, however, is an independent director of the Company.

Page - 18

Indemnification of Officers and Directors

Right to Indemnification

The Company, to the fullest extent permitted or required by the General Corporation Law of Delaware or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Company to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”) against all expenses (including attorneys’ fees), judgments, fines, taxes, penalties (including, without limitation, ERISA excise taxes or penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a person with respect to a Proceeding that was commenced by such person unless: (a) such indemnification is expressly required to be made by law, (b) the Proceeding was authorized by the Board of Directors of the Company, (c) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company by the General Corporation Law of Delaware, (d) such indemnification is required to be made under Section 4(d)(iv) of this Article IX, or (e) the Proceeding was commenced after a Change in Control (as hereinafter defined in Section 4(e) of this Article IX). Any person entitled to indemnification as provided in this Section 1 is hereinafter called an “Indemnitee.”  The right to indemnification conferred under this Section 1 shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding in advance of the final disposition of such Proceeding (hereinafter “Advancement of Expenses”), in accordance with the procedures set forth in this Article IX and consistent with the provisions of the General Corporation Law of Delaware or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Company to provide broader rights to Advancement of Expenses than such law permitted the Company to provide prior to such amendment). The rights of any Indemnitee to indemnification (including Advancement of Expenses) conferred under this Section 1, and all other rights of Indemnitees under this Article IX, shall be contract rights of the Indemnitee and cannot be retroactively amended to adversely alter or affect the rights of an Indemnitee arising in connection with any act, omission, service, involvement, transaction, or event (or any pattern or series of any of the foregoing), as to which any material element occurred prior to such amendment.

Executive Compensation

No compensation was paid during the last 2 fiscal years ending December 31, 2009, to any officer of the Company.

Currently there is no compensation for directors.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On August 2, 2010, the Company and its controlling shareholders entered into the Share Exchange Agreement with Bundled Builder and the Bundled Builder shareholders.  Upon the closing of the share exchange, each of the Bundled Builder shareholders exchanged their respective shares of Bundled Builder for shares of the Company's capital stock.  As a result, 4,500,000 shares of the Company’s common stock were issued to Bundled Builder shareholders and Bundled Builder became a wholly-owned subsidiary of the Company.

Page - 19

The shares of the Company's capital stock issued to the Bundled Builder shareholders in connection with the share exchange were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and Bundled Builder or between the Company and any of Bundled Builder’s respective affiliates, directors, or officers, or any associates of its respective officers or directors, other than in respect of the Share Exchange Agreement.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Previous Independent Registered Public Accounting Firm.

On November 9, 2010, the Company dismissed its independent registered public accounting firm, Alan Weinberg, CPA (the “Former Accountant”). The Company's decision to dismiss the Former Accountant was approved by its Board of Directors on November 9, 2010.

The report of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, and its reviews of interim financial statements contained a going concern qualification in the opinion. The report was not qualified or modified as to audit scope or accounting principles. There have been no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference thereto in its report on the Company’s financial statements, during the Company’s two most recent fiscal years through the date of dismissal.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached as Exhibit 16.1 to our Amended Current Report on Form 8-K/A filed with the SEC on November 17, 2010.

(b) Appointment of New Independent Registered Public Accounting Firm.

Effective November 9, 2010 the Company engaged Hein & Associates LLP (“Hein”) to serve as the Company’s new independent registered public accounting firm. The engagement of Hein as the Company’s new independent registered public accounting firm was approved by the Company’s Board of Directors. Neither the Company, nor anyone on its behalf, consulted Hein during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of Hein regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

On August 2, 2010, Dynamic Ventures Corp. (the “Company”) and its controlling shareholders entered into a share exchange agreement (the "Share Exchange Agreement") with Bundled Builder Solutions Inc. (“Bundled Builder” or “BBSI”) and its shareholders whereby the Company obtained all of the issued and outstanding shares of Bundled Builder, in exchange for the issuance of 4,500,000 common shares of the Company to Bundled Builder shareholders.  The transaction results in Bundled Builder becoming a wholly-owned subsidiary of the Company and the Bundled Builder shareholders holding approximately 45% of the Company's outstanding capital stock.

The shares of the Company's capital stock issued to the Bundled Builder shareholders in connection with the share exchange were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

The share exchange is being accounted for as a "reverse acquisition," even though the Bundled Builder shareholders do not own a majority of the outstanding shares of the Company's capital stock immediately following the transaction.  However, the Board of Directors and management, after the exchange, are comprised of Bundled Builder’s management team.  Furthermore, the operations of Bundled Builder are the continuing operations of the Company, therefore, Bundled Builder is deemed to be the acquirer in the reverse acquisition.

Page - 20

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 2, 2010, the Company received a resignation notice from Asher Atiah from all of his positions with the Company, including President, CEO, Principal Executive Officer and as Director.  Mr. Atiah’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On August 2, 2010, the Company received a resignation notice from Joseph Silver from all of his positions with the Company, including Secretary, Treasurer, Principal Financial and Accounting Officer and Director.  Mr. Silver’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On August 2, 2010, the Company appointed Paul Kalkbrenner as its new President, CEO, Principal Executive Officer and as Director.

From October 2008 until present, Mr. Kalkbrenner has served as the President and C.E.O. of Bundled Builder Solutions, Inc.  From January 2007 until October 2008, Mr. Kalkbrenner served as the president of Execution, Inc., a company focused on effective jobsite organization and communication.  From June 2004 until December 2006, Mr. Kalkbrenner was a partner in Integrated Stucco, LLC where he helped grow the company to over $52 million in sales within the first six months of opening.

On August 2, 2010, the Company appointed Mark Summers as its new CFO, Principal Accounting Officer and Treasurer.

Mark Summers has over 35 years of financial management and operations management experience in the homebuilding industry.  Since January 2009, Mr. Summers has been the CFO of Bundled Builder Solutions, Inc.  From November 2007 until January 2009 Mr. Summers owned his own consulting practice.  From 2003 until 2007, Mr. Summers was the CFO and COO of Zacher Construction, Inc.

On August 2, 2010, the Company appointed Dave Brown as its new Secretary and Director.

From 1994 to the present Mr. Brown has founded and operated Floor Art, a flooring installation and service provider to the residential building community.  Mr. Brown is also the founder of a software development company that provides solutions to production homebuilders.  His latest project, Builder Design Center Magazine, with a circulation of over 10,000, is a trade publication targeting the design center construction market.  Mr. Brown received a B.A. in Business Administration from Loyola Marymount University.  Mr. Brown has twenty three years of real estate experience, nineteen years of builder design center experience and sixteen years of construction trade experience.

On August 2, 2010, the Company appointed Al Cain to its Board of Directors.

Since 2001, Mr. Cain has been employed at EZ-Build Systems, Inc, a company that he founded.  Before joining EZ-Build, Mr. Cain worked in the financial services industry as a regional manager and had success in growing his own financial services business through the development of a strong team and customer portfolio.  He has an entrepreneurial background in the manufacturing and retail fields which focused on finishing products for the residential market.  Mr. Cain has an Industrial Engineer background from Mohawk College and Ryerson Polytech University along with a Graphic Arts and Printing background from Hallmark Cards and Rochester Institute of Technology.

Messrs. Kalkbrenner, Brown and Cain will serve as the Company’s Directors and officers until their duly elected successor is appointed or they resign.  There are no arrangements or understandings between them and any other person pursuant to which they were selected as officers or directors.  There are no family relationships between Messrs. Kalkbrenner, Brown and Cain and any of the Company’s officers or directors.  Messrs. Kalkbrenner, Brown and Cain have not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Page - 21

ITEM 5.03	AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS; CHANGE IN FISCAL YEAR.

None.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

As explained more fully in Item 1.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the share exchange.  As a result of the share exchange, Bundled Builder became our wholly owned subsidiary and Bundled Builder’s wholly owned subsidiary.  Consequently, we believe that this exchange transaction was a combination which caused us to cease to be a shell company.  For information about the combination, please see the information set forth above under Item 1.01 and 2.01 of this Current Report on Form 8-K/A which information is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Unaudited Consolidated Financial Statements of Bundled Builders for the six months ended June 30, 2010, and year ended December 31, 2009 are filed herewith as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Audited Combined Financial Statements of Bundled Builders as of December 31, 2009 and 2008 are filed herewith as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)	PRO FORMA FINANCIAL INFORMATION.

The Unaudited Pro Forma Condensed Combined Financial Statements of the Company for the six months ended June 30, 2010, and year ended December 31, 2009 are filed herewith as Exhibit 99.3 to this current report and are incorporated herein by reference.

(c)	SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	EXHIBITS

Exhibit No.	Description	Filing
3.1	Certificate of Incorporation	Filed with the SEC on December 22, 2009 as part of our Registration Statement on Form S-1.
3.2	Bylaws	Filed with the SEC on December 22, 2009 as part of our Registration Statement on Form S-1.
3.3	Form of Common Stock Certificate	Filed with the SEC on December 22, 2009 as part of our Registration Statement on Form S-1.
4.1	Form of Subscription Agreement	Filed with the SEC on February 9, 2010 as part of our Amended Registration Statement on Form S-1/A.
10.1	Patent Transfer and Sale Agreement with Appelfeld Zer Fisher (AZF) law firm dated September 20, 2009	Filed with the SEC on December 22, 2009 as part of our Registration Statement on Form S-1.
10.2	Agreement between Mobius Ltd. and the Company dated May 1, 2010	Filed with the SEC on May 11, 2010 as part of our Quarterly Report on Form 10-Q.
10.3	Share Exchange Agreement between the Company and Bundled Builder Solutions Inc. dated August 2, 2010	Filed with the SEC on December 6, 2010 as part of our Current Report on Form 8-K.
16.1	Letter from Former Accountant Alan Weinberg, CPA dated November 17, 2010	Filed with the SEC on November 17, 2010 as part our Amended Current Report on Form 8-K/A.
99.1	Unaudited Consolidated Financial Statements of Bundled Builders	Filed herewith.
99.2	Audited Combined Financial Statements of Bundled Builders	Filed herewith.
99.3	Unaudited Pro Forma Condensed Combined Financial Statements	Filed herewith.

Page - 22

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC VENTURES CORP.

Date: January 21, 2011	By:	/s/ Paul Kalkbrenner
Paul Kalkbrenner, CEO

Page - 23